                    [LETTERHEAD OF GUNDERSON DETTMER STOUGH]


                                                                       EXHIBIT 5


                                  May 10, 2000




Scient Corporation
One Front Street, 28th Floor
San Francisco, CA 94111

Re: Scient Corporation ("Scient") Registration Statement for Offering of Shares of Common Stock

Ladies and Gentlemen:

     We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of (i) 10,784,334 shares of Common Stock under Scient's 1999 Equity Incentive Plan, as amended and (ii) 311,533 shares of common stock under Scient's 1999 Employee Stock Purchase Plan. We advise you that, in our opinion, when such shares have been issued and sold under the applicable provisions of the 1999 Equity Incentive Plan, as amended and 1999 Employee Stock Purchase Plan and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of Scient's Common Stock.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                             Very truly yours,


                             /s/ Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP
                             ---------------------------------------------------
                             Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP